Exhibit 10.1

STANDARD PACIFIC CORP.

STANDARD TERMS AND CONDITIONS FOR

NON-QUALIFIED STOCK OPTIONS

                            PLAN

SECTION 1 - TERMS OF OPTION

STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), has granted to the individual (the “Optionee”) named in the Term Sheet provided to the Optionee herewith (the “Term Sheet”) a nonqualified stock option (the “Option”) to purchase any part or all of the number of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), set forth in the Term Sheet, at the exercise price per share (the “Exercise Price”) and upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions (as amended from time to time), and the Plan specified in the Term Sheet (the “Plan”).

SECTION 2 - NONQUALIFIED STOCK OPTION

The Option is not intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.

SECTION 3 - EXERCISE OF OPTION AND TERM OF OPTION

The Exercise Price of the Option is set forth in the Term Sheet. Except as otherwise provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only if the Optionee is an employee of the Company on the date that the Option becomes vested, as set forth in the Term Sheet and these Standard Terms and Conditions. To the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be fully exercisable on and after it becomes vested, as described in the Term Sheet and these Standard Terms and Conditions, to purchase up to that number of shares of Common Stock as set forth in the Term Sheet. Notwithstanding anything to the contrary in these Standard Terms and Conditions, no part of the Option may be exercised after ten (10) years from the grant date set forth in the Term Sheet.

To exercise the Option (or any part thereof), the Optionee shall deliver a “Notice of Exercise” in the form attached hereto as Exhibit A to the Company specifying the number of whole shares of Common Stock the Optionee wishes to purchase and how the Optionee’s shares of Common Stock should be registered (in the Optionee’s name only or in the Optionee’s and the Optionee’s spouse’s names as community property or as joint tenants with right of survivorship).

The Company shall not be obligated to issue any shares of Common Stock until the Optionee shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid (a) in cash or certified cashiers’ check, (b) by tendering (either physically or by attestation) shares of Common Stock owned by the Optionee having a “fair market value” (defined in the Plan) on the date of exercise equal to the Exercise Price (but only if (i) the Company is not then prohibited by law, regulation, contract or otherwise from purchasing or acquiring such shares of Common Stock, and (ii) such action will not result in an accounting charge to the Company), or (c) by any combination of the foregoing. In addition, the Exercise Price may be paid in such other form(s) of consideration as the Committee in its discretion shall specify, including without limitation by loan or by techniques that may result in an accounting charge to the Company, provided however, that the Company may offer or permit such assistance or techniques on an ad hoc basis to any optionholder without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other optionholders. Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise.

Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws, or any contractual obligations of the Company.

SECTION 4 - TERMINATION OF EMPLOYMENT

A.	Death or Permanent Disability: Upon the date of a termination of the Optionee’s employment as a result of the death or Permanent Disability of the Optionee (i) any part of the Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (ii) any part of the Option that is exercisable as of the termination date shall be exercisable by the Optionee (or in the case of termination due to death, by optionee’s estate, heir or beneficiary) until and shall expire upon the earlier of (A) twelve (12) months following the date of termination of Optionee’s employment and (B) the Expiration Date of the Option (as set forth in the Term Sheet). For purposes of these Standard Terms and Conditions, “Permanent Disability” means the inability to engage in substantial gainful employment by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Optionee shall not be deemed to have a Permanent Disability unless proof of the existence thereof is furnished to the Committee in such form and manner, and at such times, as the Committee may require. The determination of the Committee as to an individual’s Permanent Disability shall be conclusive on all of the parties.

B.	Other Termination: Upon the date of a termination of the Optionee’s employment with the Company for any reason other than the death or Permanent Disability of the Optionee (i) any part of the Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (ii) any part of the Option that is exercisable as of such termination date shall expire upon the earlier of ninety (90) days following such date or the Expiration Date of the Option.

SECTION 5 - CHANGE IN CONTROL

Immediately prior to the effective time and date of any Change in Control (as defined in the Plan), the Option, if and to the extent outstanding at such time and date, shall immediately vest and become exercisable to the extent that it has not already vested, and subject to Section 4 hereof, shall be exercisable until such time thereafter as fixed by the Committee. Notwithstanding the foregoing, nothing in this Section 5 shall be deemed to limit the authority of the Committee to (a) affect an adjustment pursuant to Section 12.2 of the Plan, (b) require the mandatory surrender of the Option pursuant to Section 13.2(iv) of the Plan, or (c) take any other action with respect to the Option permitted in Section 13.2 of the Plan that is consistent with the acceleration of vesting set forth in this Section 5.

SECTION 6 - RESTRICTIONS ON RESALES OF OPTION SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Optionee or other subsequent transfers by the Optionee of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Optionee and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers. The Optionee hereby acknowledges that, to the extent he or she is an “affiliate” of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the shares of Common Stock underlying the Option have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, the shares of Common Stock are subject to, and the certificates representing the shares of Common Stock shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission’s Rule 144), and the Optionee hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

SECTION 7 - INCOME TAXES WITHHOLDING

The Company shall not be obligated to issue any shares of Common Stock pursuant to the exercise of the Option until the Optionee has satisfied in full any and all taxes and tax withholding requirements as may be applicable. Such taxes may be paid by cash or certified cashiers’ check or by such other forms of consideration as the Committee in its discretion shall specify. The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any amount then or thereafter payable to the Optionee.

SECTION 8 - NON-TRANSFERABILITY OF OPTION

Unless otherwise provided in the Term Sheet or by amendment to the Term Sheet, the Optionee may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Optionee during his or her lifetime. The Company may cancel the Optionee’s Option if the Optionee attempts to assign or transfer it in a manner inconsistent with this Section 8.

SECTION 9 - DISPUTES

Any disagreement concerning the Optionee’s Option shall be finally and conclusively determined as provided in the Plan.

SECTION 10 - THE PLAN AND OTHER AGREEMENTS

The provisions of the Plan are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms and conditions of these Standard Terms and Conditions and the Plan, the Plan controls. Certain capitalized terms not otherwise defined herein are defined in the Plan.

The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Optionee and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

SECTION 11 - NO INTEREST IN SHARES SUBJECT TO OPTION

Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Term Sheet or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it.

SECTION 12 - NOT A CONTRACT FOR EMPLOYMENT

Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall (a) confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of the Optionee, with or without cause, or (c) confer upon the Optionee and right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Option under the Plan. The Optionee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of the Optionee at any time and for any reason, or for no reason, unless the Optionee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

SECTION 13 - NOTICES

All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:	Standard Pacific Corp.
15326 Alton Parkway
Irvine, California 92618

	Attention:	Secretary (in the case of all communications except for the Notice of Exercise); or Stock Option Administrator (in the case of the Notice of Exercise).

If to the Optionee, to the address set forth below the Optionee’s signature on the Term Sheet.

SECTION 14 - SEPARABILITY

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

SECTION 15 - HEADINGS

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

SECTION 16 - FURTHER ASSURANCES

Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

SECTION 17 - BINDING EFFECT

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

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